Exhibit 99.1

Blue Owl Technology Finance Corp. and Blue Owl Technology Finance Corp. II Announce Merger Agreement

Merger of two high-quality, diversified software-focused portfolios with substantial investment overlap significantly enhances scale

Expected to create one of the largest BDCs and the largest dedicated software-focused BDC by total assets1

NEW YORK – November 13, 2024 – Blue Owl Technology Finance Corp. (“OTF”) and Blue Owl Technology Finance Corp. II (“OTF II”) today announced that they have entered into a definitive merger agreement, with OTF as the surviving company, subject to certain shareholder approvals and other customary closing conditions. Following the recommendation of each of their special committees, the boards of directors of both OTF and OTF II have unanimously approved the transaction.

Craig W. Packer, Chief Executive Officer of OTF and OTF II said, “Through this transaction, Blue Owl will create what will be the largest BDC with a software lending focus and one of the largest BDCs in the market overall. Our innovative investment strategy in this vertical has been a success, and we believe the conditions are right to increase the scale of the combined company as we seek to create long-term value for both sets of shareholders. This transaction is expected to be accretive to net investment income for both OTF and OTF II and materially enhance our position for a potential liquidity event in the future.”

Erik Bissonnette, President of OTF and OTF II commented, “Since launching our software strategy in 2018, we have delivered strong portfolio performance, excellent credit quality and attractive returns to shareholders. We are proud of our accomplishments and excited for this milestone merger agreement between two high-quality, software-focused BDCs.”

Key Transaction Highlights

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Acquisition of a Known, High-Quality Portfolio of Assets – OTF and OTF II employ the same investment strategy, and Blue Owl Capital Inc. (“Blue Owl”) has been allocating substantially the same investments to both funds since OTF II’s inception. As a result, as of September 30, 2024, approximately 84% of the investments in OTF II overlap with those of OTF. The combination of two known, complementary portfolios, constructed and managed by the same centralized team, should facilitate portfolio consolidation and meaningfully mitigate potential integration risk.

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Strong Combined Portfolio Company Metrics – The combined portfolio would have an asset mix on a combined basis with 77% first lien investments and 81% senior secured investments as of September 30, 2024. As of September 30, 2024, the combined portfolio would also maintain excellent credit quality, with less than 0.1% of total investments at fair value on non-accrual and 93% of investments in our highest two internal ratings categories based on fair value[2].

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Increased Scale and Diversification – The proposed merger would increase OTF’s total investments by greater than 100% at its target leverage range of 0.90x – 1.25x, meaningfully increasing the combined company’s scale. OTF’s total assets on a pro forma basis are expected to increase to approximately $15.8 billion as of September 30, 2024, which would make the combined company a top five BDC and the largest dedicated software-focused BDC by total assets once all capital is called and the fund reaches target leverage[1]. The proposed combination would also increase the number of portfolio companies to 180 and reduce the average position size within the portfolio to less than 0.6% at fair value as of September 30, 2024. Diversification is critical to risk mitigation, reducing reliance on the success of any one investment, and this proposed merger strengthens that effort.

[1]

Based on latest publicly available filings as of November 8, 2024. Combined company assets are as of September 30, 2024 and assumes $1.6 billion of remaining OTF II uncalled capital commitments are called. Also assumes combined company leverage of 1.0x debt-to-equity.

[2]	As part of its portfolio monitoring process, Blue Owl Technology Credit Advisors LLC employs an investment rating system to categorize our investments.

Figures are as of the quarter ended September 30, 2024 unless otherwise noted.

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Enhanced Positioning for a Possible Future Liquidity Event – Subsequent to the transaction, should the combined company pursue a possible future liquidity event, OTF is expected to have a more attractive profile than either BDC on a standalone basis in the public markets. The larger scale of the combined company is expected to increase possible trading liquidity, broaden investor appeal and expand prospective research coverage. Additionally, the elimination of a second private-to-public software-focused BDC should reduce potential arbitrage opportunities while streamlining Blue Owl BDC’s organizational structure. Finally, the combined company would have nearly $300 million in undistributed net investment income and undistributed net capital gains as of September 30, 2024, which should support a strong and predictable potential future public company dividend.

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Greater Access to Debt Markets and Financing Cost Savings – Greater scale and structural simplification could improve the cost of debt and allow for more favorable financing terms over time. Additionally, the increased scale of the combined company may lead to more diverse funding sources while consolidating existing facilities.

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Accretive to Net Investment Income (“NII”) – Shareholders of the combined company should benefit from operational savings through the elimination of duplicative expenses, which are estimated to be more than $4 million in the first year, a lower cost of financing, which is estimated to save $15 million annually in the long-term, and improved portfolio-level asset yields. Further, we expect there should be an opportunity to further enhance ROE as the fund ramps to its target leverage range of 0.90x – 1.25x.

Exchange Ratio

Under the terms of the proposed merger, shareholders of OTF II will receive an amount of shares of OTF common stock with a net asset value (“NAV”) equal to the NAV of shares of OTF II common stock that they hold at the time of closing. The exchange ratio will result in an ownership split of the combined company based on the respective NAVs of each of OTF and OTF II, each determined prior to closing. For illustrative purposes, based on September 30, 2024 NAVs assuming all remaining OTF II capital commitments are called, and excluding transaction costs net of adviser reimbursement and tax-related distributions, OTF would issue approximately 0.9305 shares of its common stock for each share of OTF II common stock outstanding, resulting in pro forma ownership of 45.3% for current OTF shareholders and 54.7% for current OTF II shareholders.

Additional Transaction Details

In connection with and in support of the transaction, only if the proposed merger is consummated, OTF’s advisor, Blue Owl Technology Credit Advisors LLC, has agreed to reimburse fees and expenses associated with the merger up to a cap of $4.75 million.

Prior to the anticipated closing of the proposed merger, OTF and OTF II intend to declare and pay ordinary course quarterly dividends.

Prior to the closing of the proposed merger, subject to the approval of OTF II’s board of directors, OTF II will declare a dividend to OTF II’s shareholders equal to any undistributed net investment income and undistributed net capital gains estimated to be remaining as of the closing of the proposed merger.

The combined company will be externally managed by Blue Owl Technology Credit Advisors LLC, and all current OTF officers and directors will remain in their current roles.

Figures are as of the quarter ended September 30, 2024 unless otherwise noted.

Completion of the proposed merger is subject to OTF and OTF II shareholder approvals, customary regulatory approvals and other customary closing conditions. Assuming satisfaction of these conditions, the transaction is expected to close in the second quarter of 2025.

For more information on the merger, visit blueowlproducts.com/otf-otf-ii-merger.

Advisors

RBC Capital Markets and Truist Securities are serving as lead financial advisors to the special committee of independent directors of OTF in connection with the transaction. ING Financial Markets LLC and SMBC are also acting as co-financial advisors to the special committee of independent directors of OTF. Eversheds Sutherland (US) LLP is acting as the legal counsel to the special committee of independent directors of OTF.

Morgan Stanley & Co. LLC and Greenhill, a Mizuho affiliate, are serving as lead financial advisors to the special committee of independent directors of OTF II. MUFG Bank, Ltd is also acting as co-financial advisor to the special committee of independent directors of OTF II. Stradley Ronon Stevens & Young LLP is serving as legal counsel to the special committee of independent directors of OTF II.

Kirkland & Ellis LLP is serving as legal counsel to the investment advisors of OTF and OTF II.

About Blue Owl Technology Finance Corp.

Blue Owl Technology Finance Corp. (“OTF”) is a specialty finance company focused on originating and making loans to, and making debt and equity investments in, technology-related companies, specifically software, based primarily in the United States. As of September 30, 2024, OTF had investments in 146 portfolio companies with an aggregate fair value of $6.4 billion. OTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF is externally managed by Blue Owl Technology Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

About Blue Owl Technology Finance Corp. II

Blue Owl Technology Finance Corp. II (“OTF II”) is a specialty finance company focused on originating and making loans to, and making debt and equity investments in, technology-related companies, specifically software, based primarily in the United States. As of September 30, 2024, OTF II had investments in 122 portfolio companies with an aggregate fair value of $5.1 billion. OTF II has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF II is externally managed by Blue Owl Technology Credit Advisors II LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition of OTF or OTF II or the two-step merger (collectively, the “Mergers”) of OTF II with and into OTF. The forward-looking statements may include statements as to: future operating results of OTF and OTF II and distribution projections; business prospects of OTF and OTF II and the prospects of their portfolio companies; and the impact of the investments that OTF and OTF II expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Mergers closing; (ii) the expected synergies and savings associated with the

Figures are as of the quarter ended September 30, 2024 unless otherwise noted.

Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Mergers; (iv) the percentage of OTF and OTF II shareholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that shareholder litigation in connection with the Mergers may result in significant costs of defense and liability; (ix) changes in the economy, financial markets and political environment; (x) the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict, and general uncertainty surrounding the financial and political stability of the United States (including uncertainties related to the incoming administration), the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; (xi) future changes in law or regulations; (xii) conditions to OTF’s and OTF II’s operating areas, particularly with respect to business development companies or regulated investment companies; (xiii) an economic downturn, elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, and the risk of recession or a shutdown of government services could impact business prospects of OTF and OTF II and their portfolio companies or following the closing of the Mergers, the combined company; (xiv) the ability of Blue Owl Technology Credit Advisors LLC to locate suitable investments for the combined company and to monitor and administer its investments; (xv) the ability of Blue Owl Technology Credit Advisors LLC to attract and retain highly talented professionals; and (xvi) other considerations that may be disclosed from time to time in OTF’s and OTF II’s publicly disseminated documents and filings with the Securities and Exchange Commission (“SEC”). OTF and OTF II have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although OTF and OTF II undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that OTF and OTF II in the future may file with the SEC, including the Joint Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

In connection with the Mergers, OTF and OTF II plan to file with the SEC and mail to their respective shareholders a joint proxy statement/prospectus (the “Joint Proxy Statement”) and OTF plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Joint Proxy Statement and a prospectus of OTF. The Joint Proxy Statement and Registration Statement will each contain important information about OTF, OTF II, the Mergers and related matters. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF OTF AND OTF II ARE URGED TO READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OTF, OTF II, THE MERGERS AND RELATED MATTERS. Investors and security holders will be able to obtain the documentation filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and for documents filed by OTF and OTF II at https://www.blueowlproducts.com/otf-otf-ii-merger.

Figures are as of the quarter ended September 30, 2024 unless otherwise noted.

Participation in the Solicitation

OTF, its directors, certain of its executive officers and certain employees and officers of Blue Owl Technology Credit Advisors LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OTF is set forth in its proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 28, 2024. OTF II, its directors, certain of its executive officers and certain employees and officers of Blue Owl Technology Credit Advisors II LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OTF II is set forth in its proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 28, 2024. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OTF and OTF II shareholders in connection with the Merger will be contained in the Joint Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above.

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

Figures are as of the quarter ended September 30, 2024 unless otherwise noted.